UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
June 27, 2023
Date of Report (date of earliest event reported)
XPEL, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38858	20-1117381
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

711 Broadway St., Suite 320	78215
San Antonio	Texas
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (210) 678-3700
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XPEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2023, Mr. Mark Adams, a member of the Board of Directors of XPEL, Inc. (the “Company”) notified the Company of his intention to retire from the Company’s Board of Directors (the “Board”), effective June 27, 2023. Mr. Adams did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices. A copy of the press release issued on June 28, 2023, announcing Mr. Adams’s retirement form the Board is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On June 28, 2023, the Company issued a press release announcing the retirement of Mr. Mark Adams from the Company’s Board after 13 years of service. A copy of the Press Release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

  Item 9.01 Financial Statements and Exhibits.

    (d) The following exhibit is to be filed as part of this Form 8-K

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
99.1	The Press Release dated June 28, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPEL, Inc.

Dated: June 28, 2023	By: /s/ Babatunde Awodiran
Babatunde Awodiran
Senior Vice President, General Counsel & Secretary